Exhibit 10.22

LEASE

THIS LEASE made this 29th day of July, 2008 between FDI Realty, LLC of One Industrial Drive, Windham, New Hampshire 03087, hereinafter referred to as the LESSOR and Financial Destination, Inc. having a usual place of business at 15 East Broadway, Derry. New Hampshire 03038, hereinafter referred to as the LESSEE.

In consideration of the mutual covenants and agreements herein contained, the LESSOR has demised and leased and by these presents does demise and lease to the LESSEE. for the rental. for the terms and upon the other conditions hereinafter set forth. Twelve Thousand Seven Hundred Fifty (12,750) square feet of finished floor space located on the first and second floors of One Industrial Drive, Windham, New Hampshire, the location and dimensions of the demised premises being shown of a floor plan annexed as Exhibit A and made a part hereof.

SECTION 1. TERM:

    The term of the lease shall be for a period of three (3) years, commencing with the I '1 day of August. 2008, and ending on the last day of July, 2011. LESSEE shall have the option to extend or renew this lease fr)r six (6) additional three (3) year terms at the base rent of $13.13 plus the current common area maintenance and real estate tax amounts as identified below in Section 2(a).

SECTION 2. RENT:

    (a)  The LESSEE shall pay to LESSOR as rent in equal monthly installments on the first day of each month. without deduction, set off, prior notice. or demand, the sum of $17,000.00 per month ($16 per square foot consisting of $13.13 rent and $1.89 common area maintenance and $0.98 real estate taxes).

    (b)  The rental payments shall include without further cost to the LESSEE, common maintenance fees which may be assessed to the leased premises as well as heating, cooling. and electricity.

    (c)  LESSEE shall be responsible for the cost of cleaning the leased premises as well as sharing costs of the cleaning of the common area rest rooms used by the LESSEE and Lab Force Services, Inc. and Multi-Process Computer Corp., the other tenants.

    (d)  The LESSEE shall be responsible for the cost of ils own telephone and other communication equipment, together with the cost of installation and removal of same.

SECTION 3. TENANT IMPROVEMENTS:

    Not applicable.

SECTION 4. PARKING:

    THE LEESEE. its employees and business invitees shall be entitled to share with other tenants those parking sites which have been established or set aside for common use. LESSEE is allowed a maximum of thirty-five (35) spaces.

    The location of common parking sites shall be established by the LESSOR and the use of all of the parking facilities shall, at all times, be subject to such reasonable rules and regulations as the LESSOR may promulgate for all tenants.

    Should the LESSOR designate parking spaces for other tenants. the LESSEE shall be similarly treated with respect to numbers and locations of designated spaces.

SECTION 5. QUIET ENJOYMENT:
    The LESSOR shall put the LESSEE in possession of the leased premises at the beginning of the term hereof, and the LESSEE. upon paying the rent and observing the other covenants and conditions herein. upon its part and to be observed, shall peaceably and quietly hold and enjoy the leased premises. The LESSOR'S obligations under this Section shall extent to any subsequent purchaser or owner of the property of which the leased premises is a part.

SECTION 6. REPAIRS BY LESSOR:

    Except as otherwise provided in Sections 6 and 7, subject to LESSEE's obligations in Section 2 and elsewhere in this Lease, LESSOR shall (a) keep and maintain the roof. exterior walls. window systems. structural floor slabs and columns of the Building in as good condition and repair as they are in the Term Commencement Date. reasonable use and wear except (and maintain in good working order and condition the sanitary. electrical. heating. air conditioning and other systems of the Building); (b) keep all roadways. walkways and parking areas on the Property clean and remove all snow and ice therefrom: (c) replace windows whenever broken other than as a result of the act. omission. fault, negligence or misconduct of LESSEE or LESSEE's agents, contractors. employees or invitees: (d) arrange for the extermination of rodents and vermin within the Building so long as LESSEE maintains the Demised Premises in a sanitary condition as herein required and (e) maintain the extt:rior landscaped areas of the Land.

SECTION 7. REPAIRS OF THE LESSEE:

    The LESSEE shall. be responsible for routine semi-annual maintenance on the HV AC specific to the leased premises and all minor repairs thereto. Any major repairs in excess of$1.000.00 shall be the responsibility  of the LESSOR. At the expiration of this lease or earlier. upon termination hereof. for any cause herein provided for, shall deliver up the le:ased premises and the structures therein, to the LESSOR. in the same condition and state of repair as at  the beginning of the term hereof, reasonable wear and tear,  taking by eminent domain. and damage due to fire or other casualty insured against excepted.

SECTION 8. IMPROVEMENTS  BY LESSEE:

    The LESSEE may make such alterations. additions or improvements to the leased premises as it shall deem necessary or desirable. provided that any such alterations, additions or improvements must first have the written approval of the LESSOR, and that (a) prior to the commencement of work on any such alterations, additions or improvements. the plans and specifications covering the same, shall have been submitted to and approved by (i) all municipal or other governmental departments or agencies having jurisdiction  over the subject matter thereof. and (ii) and mortgagee having interest in or a lien upon the leased premises (b) that prior to the commencement of work on any such alterations. additions or improvements. the LESSEE shall procure and deliver to the LESSOR all policies of insurance occasioned or required by such work, including, but not limited to liability and fire insurance. the LESSEE being responsible in any event for any increased premiums resulting therefrom.

SECTION 9. MACHINERY AND EQUIPMENT - TRADE FIXTURES:

    THE LESSEE agrees that all machinery and equipment, and appurtenances thereto. installed in the leased premised by any employee. agent or subcontractor of the LESSEE. which cannot be removed from the leased premises without permanent and substantial damage to the leased premises without the written consent of the LESSOR. The LESSOR agrees that (a) all machinery and equipment, and appurtenances thereto, installed in the leased premises by the LESSEE, which may be removed from the leased premises and (b) all furniture, furnishing and movable trade fixtures installed in the leased premises shall be deemed to remain personal property and that as such machinery, equipme:nt. appurtenances. furniture, furnishing and movable trade fixtures of the LESSEE or of any employee, agent or subcontractor or subtenant of the LESSEE, may be removed prior to the expiration of this lease or its earlier termination for any cause herein provided for but the LESSEE shall repair any damage occasioned by such removal and shall restore the facilities on the leased premises to their condition as at the beginning of the term hereof. reasonable wear and tear. taking by eminent domain, and damage due to fire or other casualty insured against excepted. In the event that the LESSEE shall fail to promptly remove such property upon expiration of earlier termination of this lease, any such property which may be removed upon the expiration or earlier termination of this lease may be removed from the leased premises by the LESSOR and stored for the account of the LES SE: and ifthe LES SE shall fail to reclaim such property within thirty days following such expiration or earlier termination of this lease, such property shall be deemed to have been abandoned by the LESSEE, and may be appropriated, sold, destroyed or otherwise disposed of by the LESSOR without obligation to account therefore. The LESSEE shall pay to the LESSOR the cost incurred by the LESSOR in removing, storing, selling. destroying or otherwise disposing of any such property.

SECTION 10. UTILITIES:
    The LESSOR shall be responsible for all utilities, including but not limited to electricity, heat and air conditioning. In the event that any systems fails or breaks down, the LESSOR shall use reasonable diligence to repair same. In no event shall the LESSEE, or anyone claiming under the LESSEE, be entitled to recover any damages on account of any failure of the systems providing the utility services.

SECTION 11. USE OF PREMISES:

    (a)  The leased premises may be used or occupied for the purpose of conducting a direct selling business and shall not without the prior written approval of the LESSOR, be used for any other purpose.

    (b)  In its use of the leased premises, the LESSEE shall comply with all statutes, ordinances and regulations applicable to the use thereof, including, without limiting the generality of the foregoing, the Zoning Ordinance of the Town of Windham, New Hampshire, as now in effect or as hereafter amended.

    (c)  The LESSEE shall not injure or deface, or commit waste with respect to, the leased premises or any facilities thereon, nor occupy or use the leased premises, or permit or suffer any part hereof to be occupied or used, for any unlawful or illegal business, use of purpose, nor for any business, use or purpose deemed to be disreputable or extra-hazardous, nor in such manner as to constitute a nuisance of any kind, nor for any purpose not in any manner in violation of any present or future laws, rules, requirements, orders, directions, ordinances, or regulations of any governmental or lawful authority, including Boards of Fire Underwriters. The LESSEE, shall, immediately upon the discovery of any such unlawful,  illegal, disreputable or extra-hazardous use, take and necessary steps, legal and equitable, to compel the discontinuance of such use and to oust and remove any subtenants, occupants or other persons guilty of such unlawful, illegal and disreputable or extra-hazardous use.

    (d)  The LESSEE shall procure any licenses or permits required by any use of the leased premises by the LESSEE.

    (e)  The LESSEE shall not erect or place on the land or facilities constituting the leased premises, any signs or advertising devices of any type or nature without first obtaining the written approval of the LESSOR, which consent will not be unreasonably withheld or delayed.

SECTION 12. ASSIGNMENTS - SUBLEASE:

    The LESSEE shall not assign this lease or sublease the leased premises, in whole or in par1, without the prior written approval of the LESSOR, which approval shall not be unreasonably withheld.

SECTION  13. DAMAGE OR DESTRUCTION BY FIRE OR UNAVOIDABLE CASUALTY:

    lf more than fifty (50%) percent of the leased premises are damaged or destroyed by fire or unavoidable casualty, this lease shall terminate and the rent shall be apportioned to the time of the damage, provided the damage or destruction is not due to the willful or negligent acts of the LESSEE, its employees or business invitees, in which case there shall be no apportionment of rent.

    If less than fifty (50%) percent of the premises shall be damaged or destroyed by fire or unavoidable casualty. the LESSEE shall give prompt notice thereof to the LESSOR and the LESSOR shall. at the LESSOR'S own cost and expense without reimbursement. and with reasonable dispatch. repair such damage or destruction and restore the premises substantially to their condition at the time of such casualty and a just proportion of the rent reserved, according to the nature and extent of such damage or destruction, shall be abated until such repairs and restoration are completed, provided that the loss and damage were not due to the willful or negligent acts of the LESSEE, its employees or business invitees, in which case there shall be no apportionment of the rent. The LESSOR agrees to cause such repairs and/or restoration to be commenced and completed with reasonable dispatch. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond the LESSOR'S control.

    If the LESSOR shall not have commenced and completed such repairs or restoration with reasonable dispatch, the LESSEE shall have the right to terminate this lease by giving written notice to the LESSOR. in which event, this lease shall terminate as of the· date of the notice and the LESSEE'S liability to pay rent shall cease as of such date and any rent paid in advance by the LESSEE shall be partially abated or refunded by the LESSOR. as the case may be. In any event, the LESSEE'S only remedies for damages shall be proportionate abatement of rents and the right to terminate as aforesaid.

SECTION  14. EMINENT DOMAIN:

    If all or substantially all of the premises shall be taken by public authority. or for any public use. or shall be destroyed or damaged by action of any public authority. this lease and the term hereby created shall thereupon terminate and expire on the date title shall vest in the condemner and the LESSEE shall thereupon be released of and from any further liability hereunder and the rent shall be adjusted as of the time of such  termination. The LESSEE shall be entitled to such portion of the entire award as shall compensate the LESSEE for the taking or condemnation of any fixtures, equipment or other personal. property and improvements installed in or made to the premises by or at the expense of the LESSEE, provided that the award incorporates or contains the money value of the fixtures. equipment or other personal property and improvements installed in or made to the premises by or at the expense of the LESSEE, and for the loss of the leasehold estate and rights of the LESSEE herein granted; the balance of such award shall belong to the LESSOR.

    If only a part of the premises shall be so taken or condemned, and the part not so taken shall, in the opinion, of the LESSEE, be sufficient for the operation or conduct of the LESSEE'S business, the entire award shall belong to the LESSOR, provided, however, that the LESSEE shall be entitled to receive .compensation for the taking or condemnation of any fixtures, equipment or other personal property and improvements installed in or made by the LESSEE to the part of the premises so taken, provided that the award incorporates or contains the money value of the fixtures, equipment or other personal property and improvements installed in or made to the premises by and at the expense of the LESSEE, and such other compensation to which the LESSEE may by law be entitled.

    If the portion of the premises so taken or condemned shall reduce the premises so as. in the opinion of the LESSEE, to prevent the LESSEE from continuing the LESSEE'S business in the demised premises, the LESSEE may terminate this lease by giving to the LESSOR notice to that effect within sixty (60) days after the date on which the LESSEE shall be required to surrender possession of the portion of the premises so taken. If the LESSEE shall exercise such cancellation right, the LESSEE shall continue to pay the rent until such time as the LESSEE shall leave and surrender possession of the premises and thereupon the LESSEE shall be released of and from any further liability hereunder and the rent shall be adjusted to the date the LESSEE shall so surrender possession of the premises and the LESSEE shall be entitled to receive for its separate benefit such portion of the entire award as shall compensate the LESSEE for the taking or condemnation of any fixtures, equipment or other personal property or improvements installed in or made to the premises by and at the expense of the LESSEE.

SECTION 15. LIABILITY:

    Except for injury or damage caused by the willful or negligent act of the LESSOR, his servants or agents. the LESSOR shall not be liable for any injury or damage to any person happening on or about the leased premises or for any injury or damage to the leased premises or to any property of the LESSEE or to any property of a third person. firm. association, or corporation on or about the leased premises. The LESSEE shall. except for injury or damage caused as aforesaid. indemnify and save the LESSOR harmless from and against any and all liability and damages, costs and expenses, including reasonable counsel fees, and from and against any and all suits, claims and demands of any kind or nature. by and on behalf of any person, firm, association or corporation, arising out of or based upon any incident, occurrence, injury or damage which shall or may happen on or about the leased premises and from and against any matter or thing growing out of the condition, maintenance, repair, alteration, use occupation or operation of the leased premises or the facilities thereon or the installation of any property therein or the removal of any property therefrom and which loss arises from the sole negligence of the LESSEE, its agents or servants. The LESSEE and all parties claiming under it hereby release and discharge the LESSOR from all claims and liabilities arising from or caused by any hazard covered by insurance on the leased premises or covered by insurance in connection with property on or activities conduct1 d on the leased premises. regardless of the cause of the damage or loss.

SECTION  16. LIABILITY INSURANCE:

    The LESSEE shall throughout the term hereof procure and carry at its expense General Liability Insurance on the leased premises with an insurance company authorized to do business in New Hampshire and acceptable to the LESSOR. Approval of the insurance company selected by the LESSEE shall not be unreasonably withheld by the LESSOR. Such insurance shall be carried in the name of and for the benefit of the LESSEE and the LESSOR as their interest shall appear. and shall provide coverage of at least One Million ($1,000,000.00) Dollars Each Occurrence Limit and at least Two Million ($2.000.000.00) Dollars General Aggregate Limit. A Combined Single Limit Policy or policies in the total amount of One Million ($1,000,000.00) Dollars shall be deemed compliant with the preceding sentence. The LESSEE shall furnish to the LESSOR certificate of such insurance which shall provide that the insurance indicated therein shall not be cancelled without at least ten (10) days written notice to the LESSOR.

SECTION 17. FIRE INSURANCE COVERAGE:

    The LESSOR wilL at all times during the term of this lease, at its own cost and expense, insure and keep in effect on the building in which the leased property is located fire insurance with additional coverage commonly known as supplemental contract or extended coverage, covering interests authorized to do business in the State of New Hampshire. In the event that the LESSOR is required to pay an additional or increased premium for fire insurance coverage due to the LESSEE's use of the leased premises, the LESSEE shall be responsible for the difference, and shall, upon demand, pay the same to the LESSOR as additional rent.

SECTION 18. REPOSSESSION BY LESSOR:

    At the expiration of this lease or upon the earlier termination of this lease for any cause herein provided, for the LESSEE shall peaceably and quietly quit the leased premises and deliver possession of the same to the LESSOR, together with the facilities thereon at the beginning of the term hereof and all facilities constructed thereon by the LESSEE which are not to be removed pursuant to the terms hereof. The LESSEE covenants and agrees that at the time delivery of possession to the LESSOR at the expiration. of this lease, any and all facilities. machinery, equipment and appurtenances constructed or installed on or in the leased premises by the LESSEE at its expense after the beginning of the term hereof and which have become the property of the LESSOR hereof shall be free and clear of any mortgage, lien, pledge or other encumbrance or charge.

SECTION 19. MORTGAGE LIEN:

    LESSEE shall, upon the request of LESSOR in writing, subordinate this Lease and the lien hereof to the lien of any present or future mortgage or mortgages upon the demised premises or any property of which the demised premises are a part, irrespective of the time of ,execution or the time of recording of any such mortgage or mortgages provided that a written agreement with LESSEE to the effect that in the event of foreclosure or other action taken under the mortgage by the holder thereof this Lease and the rights of LESSEE hereunto shall not be disturbed, but shall continue in full force and effect so long as LESSEE shall not be in default hereunder. The word ''mortgage" as used herein includes mortgages, deeds of trust or other similar instruments and modifications, extension, renewals and replacements thereof, and any and all advances thereunder.

    LESSOR covenants and agrees with LESSEE that upon LESSEE paying the rent and observing and performing all the terms, covenants and conditions, on LESSEE's part to be observed and performed, LESSEE may peaceably and quietly have, hold, occupy and enjoy the demised premises without hindrance or molestation or interference to its business operation.

SECTION 20. DEFAULT:

    In the event (i) any installment of rent shall not be paid within ten (10) days after the same is due and payable and remains unpaid five (5) days after written notice of non payment or (ii) the LESSEE defaults in the performance or observance of any other covenant or condition in this Indenture and such default remains unremedied for thirty (30) days after written notice thereof has been given to the LESSEE by the LESSOR, (or (iii) the LESSEE makes an assignment for the benefit of creditors, files a voluntary petition in bankruptcy, is adjudicated insolvent or bankrupt petitions or applies to any tribunal for any receiver or any trustee of or for the LESSEE or any substantial part of its property, commences any proceeding relating to the LESSEE or any substantial part of its property under reorganization, arrangement, readjustment of debt dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or there is commenced against the LESSEE any such proceeding which remains undismissed for a period  of sixty (60) days. or any order approving the petition if any such proceeding  is entered. or the LESSEE  by any act indicates its consent to, or acquiescence  in, any such proceeding  or the appointment  of any receiver of or trustee for the LESSEE  or any substantial. part  of its property,  or suffers any  such receivership  or trusteeship  to continue undischarged  for a period  of sixty (60) days. then. in any of such events, the LESSOR may  immediately  or at any time thereafter  and without  demand or notice enter upon the leased premises  or any part hereof  in the name of the whole or repossess the same as of the LESSOR'S  former estate and expel the LESSEE  and those claiming through  or under the  LESSEE  and remove  their effects forcibly  if necessary,  without  being deemed  guilty of any manner  of trespass  and without  prejudice  to any remedies  which might otherwise be used  for arrears of rent or preceding breach  of covenant and upon such entry this lease shall terminate,  and the LESSEE  covenants that. in case of such termination  or in case of termination  under the provisions  of statute by  reason  of the default of the LESSEE, the LESSEE  shall remain  and continue  liable to the LESSOR  in an amount equal to the total rent reserved  for the balance  of the term plus any additional  rent hereof  less the net amounts (after deducting the expense ofrepair, renovation or demolition) which the LESSOR realizes. or with due diligence should have realized, from the reletting of the leased premises. As used in this section, the term "additional rent" means the value of all considerations other than rent agreed to be paid out or perfonned by the LESSEE hereunder. including, without limiting the generality of the foregoing, assessments and insurance premiums contemplated by this lease. The LESSOR shall have the right from time to time to rel et the leased premises upon such terms as they may deem it, and if a sufficient sum shall not be thus realized to yield the net rent required under this lease, the LESSEE agrees to satisfy and pay all deficiencies as they may become due and during each month of the remaining term of this lease. Nothing herein contained shall be deemed to require the LESSOR to await the date whereon this lease, or the term hereof, would have expired had there been no default by the LESSEE, or no such termination or cancellation. The LESSEE expressly waives service of any notice of intention to re-enter and waives any and all right to recover or regain possession of the leased premises, or to reinstate or redeem this lease as may be permitted or provided for by or under any statute or law now or hereafter in force and effect. The rights and remedies given to the LESSOR in this lease are distinct. separate and cumulative remedies and no one of them, whether or not exercised by the LESSOR, shall be deemed to be an exclusion of any of the others herein or by law or equity provided. Nothing contained in this section shall limit or prejudice the right of the LESSOR to prove and obtain, in proceedings, involving the bankruptcy or insolvency of, or a composition with creditors by the LESSEE the maximum allowed by any statute or rule of law at the time in effect.

SECTION 21. ACCESS TO PREMISES:

    The LESSOR or its representatives shall have reasonable access to the leased premises at reasonable intervals during normal business hours for the purpose of inspection, or for the purpose of showing the premises to prospective purchasers or tenants. or for the purpose of making repairs which the LESSEE is obligated to make, but has failed or refused to make. The preceding sentence does not impose upon the LESSOR any obligation to make repairs. During the six (6) months next preceding the expiration of this lease. the LESSOR may keep affixed to any suitable part of the outside of the building on the leased premises a notice that the leased premises are for sale or rent.

SECTION 22. HOLDING OVER:

    In the event the LESSEE shall hold over after the expiration of the term hereof such holding over shall not extend the term of this lease. but shall create a month-to-month tenancy upon all terms and conditions of this Indenture.

SECTION 2. NOTICES:

    Any written notice, request or demand required or permitted by this Indenture shall, until either party shall notify the other in writing of a different address. be properly given if sent by ,certified or registered first class mail, postage prepaid, and addressed as follows:

                If to the LESSOR:
FDI Realty, LLC
William J. Andreoli, Jr.
One Industrial Drive
Windham, New Hampshire 03087

                If to the LESSEE:
William J. Andreoli, Jr.
Financial Destination, Inc.
15 East Broadway
Derry, New Hampshire 03038

SECTION 24. SHORT FORM RECORDING:

    The parties covenant and agree that there shall be recorded in the Rockingham County Registry of Deeds only a Notice of this lease, and that, upon the beginning of the term hereof. they will execute and deliver a Notice of Lease in such form for such purposes. The parties further covenant and agree that. in the event of termination, cancellation or assignment of this lease prior to the expiration of the term hereof, they will execute and deliver. in recordable form, an instrument setting forth such termination, cancellation  or assignment.

SECTION 25. HAZARDOUS  SUBSTANCES:

    The LESSOR has no knowledge of nor has the LESSOR received any notice of the presence of any improper or illegal toxic or hazardous materials on the LESSOR's property of which the leased premises is a part.

SECTION 26. COMPLIANCE WITH FEDERAL STANDARDS:

    In the event that the LESSOR, during the term of this lease, is directed to make improvements or additions to the leased or common areas of One Industrial Drive, as may be required by the provisions of any federal laws or regulations due to the use of the premises by the LESSEE. the LESSEE shall pay the cost of such improvements or additions.

SECTION 27. SUCCESSION:

    This Indenture shall be binding upon and inure to the benefit of the heirs, executors, administrators. successors and assigns of the parties hereto.

SECTION 28. WAIVER:

    Any consent. expressed or implied. by the LESSOR to any breach by the LESSEE of any covenant or condition of this lease shall not constitute a waiver by the LESSOR of any prior or succeeding breach by the LESSEE of the same or any other covenant or condition by this lease. Acceptance by the LESSOR of rent or other payment with knowledge of a breach of or default under any term hereof by the LESSEE shall not constitute a waiver by the LESSOR of such breach or default.

SECTION 29. GOVERNING LAW:

    This Indenture shall be construed and interpreted in accordance with the laws of the State of New Hampshire.

SECTION 30. FORCE MAJEURE:

    Except as expressly provided herein, there shall be no abatement, diminution or reduction of the rent or other charges payable by the LESSEE hereunder based upon, or claimed as a result of any act of God, act of the public enemy, governmental action, or other casualty, cause or happening beyond the control of the parties hereto.

SECTION 31. COUNTERPARTS:

    This Indenture may be executed in two (2) or more counterparts, each of which shall be deemed an original and all collectively but one and the same instrument.

SECTION 32. ENTIRE AGREEMENT:

    This instrument contains the entire and only agreement between the parties, and no oral statements or representations or prior written matter not contained in this instrum nt shall have any force or effect. This lease shall not be modified in any way except by a writing subscribed to by both parties.

SECTION 33. COMMISSION:

    LESSOR warrants and represents that no commission is due and payable by the LESSOR with respect to this lease and agrees to hold LESSEE harmless from any claim for any such commissions.

SECTION 33. JUDICIAL DETERMINATION:

    It is agreed by the parties hereto that if any provision of this lease shall be determined to be void by any court of competent jurisdiction. then such determination shall not affect any other provisions of this lease. all of which other provisions shall remain in full force and effect: and it is the intention of the parties hereto that if any provision of this lease is capable of two constructions, one of which would render the provisions void and the other of which would render the provisions valid, then the provision shall have the meaning which renders it valid.

SECTION 34. LESSOR'S DEFAULT:

    In the event of the LESSOR's default, as provided above, LESSEE, in addition to all other rights or remedies it may have, may elect to provide to the LESSOR a thirty (30) day written notice of its intention to terminate this Lease. If LESSOR does not cure its default -within the thirty (30) day period or such other period as provided in the notice of termination, then this Lease shall terminate and all obligations and responsibilities of the parties hereunder shall be null and void.

WITNESS our hands and seals this 29th day of July, 2008.

FDI Realty, LLC
/s/ Joe H.	/s/ William J. Andreoli, Jr.
Witness	LESSOR: William J. Andreoli, Jr., Member

Financial Destination, Inc.
/s/ Joe H.	/s/ William J. Andreoli, Jr.
Witness	LESSEE: William J. Andreoli, Jr., President